PROSPECTUS SUPPLEMENT                                 EXHIBIT 99.2
(To Prospectus dated October 25, 2004)                REGISTRATION NO. 333-43766



                    [SOFTWARE HOLDRS(SM) TRUST LOGO OMITTED]


                        1,000,000,000 Depositary Receipts
                           Software HOLDRS (SM) Trust

     This prospectus supplement supplements information contained in the prospectus dated October 25, 2004 relating to the sale of up to 1,000,000,000 depositary receipts by the Software HOLDRS (SM) Trust.

     The share amounts specified in the table in the "Highlights of Software HOLDRS" section of the base prospectus shall be replaced with the following:

                                                                      Primary
                                                           Share      Trading
                    Name of Company             Ticker    Amounts     Market
---------------------------------------------  --------  ---------  ----------
 Adobe Systems Incorporated                      ADBE        6        NASDAQ
 BMC Software, Inc.                              BMC         7         NYSE
 Check Point Software Technologies Ltd.          CHKP        6        NASDAQ
 Computer Associates International, Inc.          CA        17         NYSE
 Intuit Inc.                                     INTU        6        NASDAQ
 Macromedia, Inc.                                MACR        1        NASDAQ
 Mercury Interactive Corporation                 MERQ        2        NASDAQ
 Micromuse Inc.                                 MUSEE        2        NASDAQ
 Microsoft Corporation                           MSFT       30        NASDAQ
 Nuance Communications, Inc.                     NUAN        1        NASDAQ
 Openwave Systems Inc.                           OPWV     0.6667      NASDAQ
 Oracle Corporation                              ORCL       24        NASDAQ
 Peoplesoft, Inc.                                PSFT        8        NASDAQ
 SAP AG-preference shares *                      SAP        16         NYSE
 Sapient Corporation                             SAPE        3        NASDAQ
 Siebel Systems, Inc.                            SEBL        8        NASDAQ
 TIBCO Software Inc.                             TIBX        5        NASDAQ
 Veritas Software Corporation                   VRTSE        7        NASDAQ
 --------------------------------------

*The preference shares of this non-U.S. company trade in the United States as American Depositary Receipts. Please see "Risk Factors" and "United States Federal Income Tax Consequences--Special considerations with respect to underlying securities of foreign issuers" for additional factors to consider with respect to an investment in a non-U.S. company.

     The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is December 31, 2004.